AGREEMENT dated as of June 30, 1999 between MARK M. DAVID, residing at 16870 Colchester Court, Delray Beach, Florida 33484 ("Executive"), and MOVIE STAR, INC., a New York corporation having its principal office at 136 Madison Avenue, New York, New York, 10016 (the "Company").

                                    RECITALS:

                  A. The Executive has relinquished his position as Chief Executive Officer, and has retired as an employee, of the Company; and

                  B. The Company desires to provide certain benefits to Executive in recognition of Executive's long years of distinguished service to the Company as its Chief Executive Officer; and

                  C. Executive desires to obtain such benefits in full satisfaction of any and all claims Executive has or may have against the Company in connection with the discontinuation of his employment with the Company.

                  IT IS AGREED:

                  1.       Retirement Benefit Payment.
                           1.1  Simultaneously with the execution and
delivery of this Agreement, the Company shall pay to Executive and Executive shall accept the sum of $500,000.00 representing the entire amount to be paid to Executive in connection with Executive's retirement as an employee of the Company effective as of June 30, 1999.

                  2.       Medical Benefits.
                           2.1  From and after the date of this Agreement
through and including the date upon which Executive shall become eligible for coverage under the provisions of Medicare or any similar governmental medical benefits program, or in the event of the elimination or substantial curtailment of benefits under Medicare or any such similar governmental medical benefits program, the Company shall, at all times, at its sole cost and expense and for the benefit of Executive and Executive's spouse, provide medical benefits to Executive and his family which are (i) substantially similar to the medical benefits provided to senior executives of the Company on the date hereof and,
(ii) in no event less favorable than the the medical benefits provided to senior executives of the Company, from time to time.

                  3.       Split Dollar Life Insurance.
                           3.1  That certain Split Dollar Life Insurance
Agreement, dated as of July 7, 1983, between the Company and Executive shall remain in full force and effect until terminated in accordance with its terms.

                  4.       Release of Claims.



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                           4.1  In consideration for the Company's agreement
to provide Executive with the sums and benefits set forth herein Executive, on behalf of himself and his heirs, representatives and assigns, hereby release and discharge the Company, its parent companies, and all of its and their subsidiaries, divisions, and affiliated or related companies and all of the respective current and former directors, officers, shareholders, successors, agents, representatives and employees of each, of and from any and all claims Executive ever had, now has, or may in the future assert regarding any matter arising on or before the effective date of this Agreement, including, without limitation, all claims regarding Executive's employment with or resignation as an employee of the Company, any claim for equitable relief or recovery of monies or damages, any contract (express or implied), any tort, any claim for wages, any claim for breach of a fair employment practice law, including Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, as amended, the Older Workers Benefit Protection Act, the Civil Rights Act of 1991, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Family and Medical Leave Act, the New York State Human Rights Law, the New York City Humans Rights Law, and any violation of any other local, state or federal law, ordinance or regulation.

                           4.2  Pursuant to and as a part of the complete and
total release and discharge of the Company, Executive agrees, to the fullest extent permitted by law, not to sue, file a charge, claim, complaint, grievance or demand for arbitration in any forum or, assist or otherwise participate willingly or voluntarily in any claim, arbitration, suit, action, charge, complaint, investigation or other proceeding of any kind which relates to any matter that involves the Company, its parent companies, or any of its or their subsidiaries, divisions or affiliated or related companies and all of the respective current and former directors, officers, shareholders, successors, agents, representatives and employees of each and that occurred on or before the effective date of this Agreement. Executive represents that Executive has not filed or initiated any such proceedings against the Company, its parent companies, or any of its or their subsidiaries, divisions or affiliated or related companies.

                           4.3 Executive recognizes and agrees that the
complete and total release and discharge of the Company as provided herein is an indispensable part of the Company's agreement to pay the amounts and benefits set forth in this Agreement, and it is understood and agreed that Executive's failure to comply with the terms and conditions set forth in this Agreement would, to the fullest extent permitted by law, constitute a breach of this Agreement. In the event Executive breaches this Agreement or contests the enforceability of this Agreement, the Company, in addition to any other rights,


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defenses or remedies which it may have, may require Executive to return any amounts paid under this Agreement, and to pay the Company's reasonable costs and attorneys' fees incurred as a result thereof.

                           4.4 Executive acknowledges that he has been given
an adequate period of time within which to consider this Agreement. During that period, Executive has had the opportunity to review this Agreement with counsel of his own choosing, has read this Agreement carefully and/or had it read by your counsel, and is fully aware of and understands the contents and legal effects of this Agreement. Executive acknowledges that he has been represented by Leonard Tarr, Esq. in connection with this Agreement.

                           4.5 Executive further understands and agrees that
this Agreement is revocable by either party for seven (7) days following the signing of this Agreement by both parties, and that this Agreement shall not become effective or enforceable until that revocation period has expired. This Agreement automatically becomes enforceable and effective on the eighth day after the date this Agreement is signed by the last party ("effective date"). This Agreement may be revoked by a writing sent certified mail by either party postmarked on or before the seventh day after the Agreement is signed by the last party (unless that day is a Sunday or legal holiday (i.e., no mail service), in which event the period is extended to the next day there is mail service.

                           4.6 Executive agrees that no fact, evidence, event
or transaction currently unknown to Executive but which may hereafter become known to Executive shall affect in any manner the final and unconditional nature of the release stated above.

                           4.7 Executive warrants and represents that no
promise or inducement has been offered to Executive except as stated in this Agreement; that this Agreement is executed without reliance upon any statement or representation by the Company or any of its representatives concerning the nature and extent of the claims herein released and any damages or legal liability therefor; Executive is competent to execute this Agreement and accept full responsibility therefor; and Executive acknowledges that this Agreement evidences a full, final and complete settlement of any and all past, present and future claims against the parties herein released.


                  5.       Miscellaneous Provisions.
                           5.1      All notices provided for in this Agreement
shall be in writing, and shall be deemed to have been duly given when delivered personally to the party to receive the same, when given by electronic means, or when mailed first class postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to receive the same at her or its

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address set forth below, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section 5.1. All notices shall be deemed to have been given as of the date of personal delivery, transmittal or mailing thereof.

                           To Executive:
                           Mr. Mark M. David

                           Marked "Personal and Confidential"

                           with a copy given in the aforesaid manner to:

                           Leonard Tarr,Esq.



                           To Company:

                           Movie Star, Inc.
                           136 Madison Avenue
                           New York, NY    10016
                           Attn.:  Mr. Melvyn Knigin

                           with a copy given in the aforesaid manner to:

                           Graubard Mollen & Miller
                           600 Third Avenue
                           New York, NY   10016
                           Attn.:  Michael A. Salberg, Esq.


                           5.2      This Agreement sets forth the entire
agreement of the parties relating to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. No provisions of this Agreement may be waived or changed except by a writing by the party against whom such waiver or change is sought to be enforced. The failure of any party to require performance of any provision hereof shall in no manner affect the right at a later time to enforce such provision.

                           5.3      All questions with respect to the
construction of this Agreement, and the rights and obligations of the parties hereunder, shall be determined in accordance with the law of the State of New York applicable to agreements made and to be performed entirely in New York.

                           5.4      The article headings are inserted only as a
matter of convenience and for reference and in no way define, limit or describe the scope of intent of any provision of this Agreement.

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                           5.5      This Agreement shall inure to the benefit of
and be binding upon the successors and assigns of the Company. This Agreement shall not be assignable by Executive and shall inure to the benefit of and be binding upon Executive and his legal representatives.

                           IN WITNESS WHEREOF, the parties have executed this
Agreement as of the date first above written.

                                      /s/ MARK M. DAVID
                                      ------------------------------
                                      MARK M. DAVID


                                      MOVIE STAR, INC.

                                         /s/ MELVYN KNIGIN
                                      By: -------------------------
                                      Title: President


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